EXHIBIT 1.1
2,600,000 Shares
Progenics Pharmaceuticals, Inc.
Common Stock
UNDERWRITING AGREEMENT
September 19, 2007
UBS Securities LLC
299 Park Avenue
New York, New York 10171
CIBC World Markets Corp.
300 Madison Avenue
New York, New York 10017
Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036
Ladies and Gentlemen:
          Progenics Pharmaceuticals, Inc., a corporation organized under the laws of Delaware (the “Company”), proposes, subject to the terms and conditions contained herein, to sell to you and the other underwriters named on Schedule I to this Agreement (the “Underwriters”), for whom you are acting as Representatives (the “Representatives”), an aggregate of 2,600,000 shares (the “Firm Shares”) of the Company’s common stock, $0.0013 par value per share (the “Common Stock”). The respective amounts of the Firm Shares to be purchased by each of the several Underwriters are set forth opposite their names on Schedule I hereto. In addition, the Company proposes to grant to the Underwriters an option to purchase up to an additional 390,000 shares (the “Option Shares”) of Common Stock from the Company for the purpose of covering over-allotments in connection with the sale of the Firm Shares. The Firm Shares and the Option Shares are collectively called the “Shares.”
          The Company has prepared and filed in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the published rules and regulations thereunder (the “Rules”) adopted by the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-130912), including a related prospectus dated February 2, 2006 (the “Base Prospectus”) relating to Common Stock of the Company that may be sold from time to time by the Company in accordance with Rule 415 of the Securities Act, and such amendments thereof as may have been required to the date of this Agreement. Copies of such Registration Statement (including all amendments thereof and all documents deemed incorporated by reference therein) and of the related Base Prospectus have heretofore been delivered by the Company or are otherwise available to you.
          The term “Registration Statement” as used in this Agreement means the registration statement, including all exhibits, financial schedules and all documents and information deemed by the Securities Act or the Rules to be part of the Registration Statement by incorporation by reference or otherwise, as amended from time to time, including the information (if any) contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and deemed to be part thereof at the time of effectiveness pursuant to Rule 430A of the Rules.
          If the Company has filed an abbreviated registration statement to register additional Shares pursuant to Rule 462(b) under the Rules (the “462(b) Registration Statement”), then any reference herein to the Registration Statement shall also be deemed to include such 462(b) Registration Statement. The term “Preliminary Prospectus” means the Base Prospectus, together with any preliminary prospectus supplement used or filed with the Commission pursuant to Rule 424 of the Rules, in each case in the form provided to the Underwriters by the Company for use in connection with the offering of the Shares. The term “Prospectus” means the Base Prospectus, any Preliminary Prospectus and any amendments or further supplements to such prospectus, and including, without limitation, the final prospectus supplement, filed pursuant to and within the limits described in Rule 424(b) with the Commission in connection with the proposed sale of the Shares contemplated by this Agreement through the date of such Prospectus Supplement. The term “Effective Date” shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective. Unless otherwise stated herein, any reference herein to the Registration Statement, any Preliminary Prospectus, the Statutory Prospectus (as hereinafter defined) and the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on or before the date hereof or are so filed hereafter. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus, the Statutory Prospectus or the Prospectus shall be deemed to refer to and include any such document filed under the Exchange Act after the date of the Registration Statement, any such Preliminary Prospectus, the Statutory Prospectus or Prospectus, as the case may be, and deemed to be incorporated therein by reference.
          The Company understands that the Underwriters propose to make a public offering of the Shares, as set forth in and pursuant to the Statutory Prospectus and the Prospectus, as soon after the Effective Date and the date of this Agreement as the Representatives deem advisable. The Company hereby confirms that the Underwriters and dealers have been authorized to distribute or cause to be distributed each Preliminary Prospectus, and each Issuer Free Writing Prospectus (as hereinafter defined) and are authorized to distribute the Prospectus (as from time to time amended or supplemented if the Company furnishes amendments or supplements thereto to the Underwriters). The Underwriters have not offered or sold and will not offer or sell, without the Company’s written consent, any Shares by means of any “free writing prospectus” (as defined in Rule 405 under the Securities Act) that is required to be filed by the Underwriters with the Commission pursuant to Rule 433 under the Securities Act, other than an Issuer Free Writing Prospectus.
          Sale, Purchase, Delivery and Payment for the Shares. On the basis of the representations, warranties and agreements contained in, and subject to the terms and conditions of, this Agreement:
     (a) The Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of $22.04 per share (the “Initial Price”), the number of Firm Shares set forth opposite the name of such Underwriter under the column “Number of Firm Shares to be Purchased from the Company” on Schedule I to this Agreement, subject to adjustment in accordance with Section 7 hereof.
     (b) The Company hereby grants to the several Underwriters an option to purchase, severally and not jointly, all or any part of the Option Shares at the Initial Price. The number of Option Shares to be purchased by each Underwriter shall be the same percentage (adjusted by the Representatives to eliminate fractions) of the total number of Option Shares to be purchased by the Underwriters as such Underwriter is purchasing of the Firm Shares. Such option may be exercised only to cover over-allotments in the sales of the Firm Shares by the Underwriters and may be exercised in whole or in part at any time on or before 12:00 noon, New York City time, on the business day before the Firm Shares Closing Date (as defined below), and from time to time thereafter within 30 days after the date of this Agreement, in each case upon written, facsimile or telegraphic notice, or verbal or telephonic notice confirmed by written, facsimile or telegraphic notice, by the Representatives to the Company no later than 12:00 noon, New York City time, on the business day before the Firm Shares Closing Date or at least two business days before the Option Shares Closing Date (as defined below), as the case may be, setting forth the number of Option Shares to be purchased and the time and date (if other than the Firm Shares Closing Date) of such purchase.
     (c) Payment of the purchase price for, and delivery of certificates for, the Firm Shares shall be made at 10:00 a.m., New York City time, on the third business day following the date of this Agreement or at such time on such other date, not later than ten (10) business days after the date of this Agreement, as shall be agreed upon by the Company and the Representatives (such time and date of delivery and payment are called the “Firm Shares Closing Date”). In addition, in the event that any or all of the Option Shares are purchased by the Underwriters, payment of the purchase price, and delivery of the certificates, for such Option Shares shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each date of delivery as specified in the notice from the Representatives to the Company (such time and date of delivery and payment are called the “Option Shares Closing Date”). The Firm Shares Closing Date and any Option Shares Closing Date are called, individually, a “Closing Date” and, together, the “Closing Dates.”
     (d) Payment shall be made to the Company by wire transfer of immediately available funds against delivery of the respective certificates to the Representatives for the respective accounts of the Underwriters of certificates for the Shares to be purchased by them.

     (e) Certificates evidencing the Shares shall be delivered by or on behalf of the Company to the Representatives through the facilities of the Depository Trust Company (“DTC”) for the account of such Underwriter.
          Representations and Warranties of the Company. The Company represents and warrants to each Underwriter as of the date hereof, as of the Firm Shares Closing Date and as of each Option Shares Closing Date (if any), as follows:
     (a) The Company meets the requirements for use of Form S-3 under the Securities Act and has filed with the Commission the Registration Statement on such Form, including a Base Prospectus, for registration under the Securities Act of the offering and sale of the Shares. When the Registration Statement or any amendment thereof or supplement thereto was or is declared effective and as of the date of the most recent Amendment to the Registration Statement, it (i) complied or will comply, in all material respects, with the applicable provisions of the Securities Act and the Rules and (ii) did not or will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. When any Preliminary Prospectus or Prospectus was first filed with the Commission (whether filed as part of the Registration Statement or any amendment thereto or pursuant to Rule 424 of the Rules) and when any amendment thereof or supplement thereto was first filed with the Commission, such Preliminary Prospectus or Prospectus as amended or supplemented complied in all material respects with the applicable provisions of the Securities Act and the Rules and did not or will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If applicable, each Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. Notwithstanding the foregoing, none of the representations and warranties in this paragraph 2(a) shall apply to statements in, or omissions from, the Registration Statement, any Preliminary Prospectus or the Prospectus made in reliance upon, and in conformity with, information herein or otherwise furnished in writing by the Representatives on behalf of the several Underwriters specifically for use in the Registration Statement, any Preliminary Prospectus or the Prospectus.
     (b) As of the Applicable Time (as hereinafter defined), the General Disclosure Package (as hereinafter defined) did not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the representation in the preceding sentence shall not apply to statements in, or omissions from, the General Disclosure Package made in reliance upon, and in conformity with, information herein or otherwise furnished in writing by the Representatives on behalf of the several Underwriters specifically for use in the General Disclosure Package.
          Each Issuer Free Writing Prospectus, including any electronic road show (each, a “Road Show”) (i) is identified in Schedule III hereto and (ii) complied when issued, and complies, in all material respects with the requirements of the Securities Act and the Rules.

          As used in this Section and elsewhere in this Agreement:
“Applicable Time” means 9:00 am (Eastern Daylight Time) on September 20, 2007.
“General Disclosure Package” means the Statutory Prospectus, taken together with all Issuer Free Writing Prospectuses and the information set forth in the Term Sheet attached hereto as Schedule IV.
“Statutory Prospectus” as of any time means the Preliminary Prospectus relating to the Shares, as amended and supplemented immediately prior to the Applicable Time.
“Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules) prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Shares, including, without limitation, each Road Show.
     (c) The Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of any Preliminary Prospectus, the Prospectus or any “free writing prospectus”, as defined in Rule 405 under the Rules, has been issued by the Commission and no proceedings for that purpose have been instituted or are threatened under the Securities Act. Any required filing of any Preliminary Prospectus and/or the Prospectus and any supplement thereto pursuant to Rule 424(b) of the Rules has been or will be made in the manner and within the time period required by such Rule 424(b). Any material required to be filed by the Company pursuant to Rule 433(d) of the Rules has been or will be made in the manner and within the time period required by such Rules.
     (d) The documents incorporated by reference in the Registration Statement, any Preliminary Prospectus and the Prospectus, at the time they became effective, were filed with the Commission or were last amended prior to the date hereof, as the case may be, complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and none of such documents, as of such date, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and any further documents so filed and incorporated by reference in the Registration Statement, any Preliminary Prospectus and the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder and will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.
     (e) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, including any document incorporated by reference therein.

          If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Statutory Prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances prevailing at the subsequent time, not misleading, the Company has promptly notified or will promptly notify the Representatives and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
     (f) The Registration Statement initially became effective within three years of the date hereof. If, immediately prior to the third anniversary of the initial effective date of the Registration Statement, any of the Shares remain unsold by the Underwriters, the Company will, prior to that third anniversary file, if it has not already done so, a new shelf registration statement relating to the Shares, in a form reasonably satisfactory to the Representatives, will use its best efforts to cause such registration statement to be declared effective within 180 days after that third anniversary, and will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the expired Registration Statement. References herein to the Registration Statement relating to the Shares shall include such new shelf registration statement.
     (g) The Company and each of its subsidiaries, including each entity (corporation, partnership, joint venture, association or other business organization) controlled directly or indirectly by the Company (each, a “subsidiary”), is duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation or organization and each such entity has all requisite power and authority to carry on its business as is currently being conducted as described in the Statutory Prospectus and the Prospectus, and to own, lease and operate its properties. The Company and each of its subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted by it or location of the assets or properties owned, leased or licensed by it requires such qualification, except for such jurisdictions where the failure to so qualify individually or in the aggregate would not have a material adverse effect on the condition (financial or otherwise), prospects, results of operations, business or properties of the Company and the subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.
     (h) The Company owns one hundred percent (100%) of the outstanding membership interests of PSMA Development Company LLC, a Delaware limited liability company (the “LLC”), which interests are owned by the Company free and clear of any security interests, claims, liens or encumbrances, other than encumbrances imposed pursuant to the terms of the Limited Liability Company Agreement of PSMA Development Company LLC dated June 15, 1999.
     (i) The Company’s authorized equity capitalization is as set forth in the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus; the outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and nonassessable; the Shares have been duly and validly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be fully paid and nonassessable; upon official notice of issuance, the Shares will be duly listed on the NASDAQ Global Market; the certificates for the Shares are in the form duly authorized by the Board of Directors of the Company and comply in all material respects with the requirements of the Delaware General Corporation Law (the “DGCL”); the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Shares; and, except as set forth in the Prospectus and other than issuances pursuant to equity compensation plans described as outstanding in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.
     (j) There is no franchise, contract or other documents of a character required by the Securities Act to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements in the Prospectus under the headings “Risk Factors — “We have granted to Wyeth the exclusive rights to develop and commercialize methylnaltrexone, our lead product candidate, and our resulting dependence upon Wyeth exposes us to significant risks,” — “We are likely to need additional financing, but our access to capital funding is uncertain,” — “We are subject to extensive regulation, which can be costly and time consuming and can subject us to unanticipated fines and delays,” — “Our products do not yet have, and may never obtain, the regulatory approvals needed for marketing,” — “One or more competitors developing an opioid antagonist may reach the market ahead of us and adversely affect the market potential for methylnaltrexone,” — “If we do not remedy our failure to achieve milestones or satisfy conditions regarding some of our product candidates, we may not maintain our rights under our licenses relating to these product candidates,” — “We have limited manufacturing capabilities, which could adversely impact our ability to commercialize products,” — “We are dependent on our patents and other intellectual property rights. The validity, enforceability and commercial value of these rights are highly uncertain,” — “We are dependent upon third parties for a variety of functions. These arrangements may not provide us with the benefits we expect,” — “If we are unable to obtain sufficient quantities of the raw and bulk materials needed to make our products, our product development and commercialization could be slowed or stopped,” — “A substantial portion of our funding comes from federal government grants and research contracts. We cannot rely on these grants or contracts as a continuing source of funds,” and — “Anti-takeover provisions may make the removal of our Board of Directors or management more difficult and discourage hostile bids for control of our company that may be beneficial to our stockholders,” and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 (the “2006 10-K”) under the headings “Part I — Item 1. Business — “Licenses,” — “Patents and Proprietary Technology,” — “Government Regulation” and — “Manufacturing,” in each case insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, when considered together with the other information in the Prospectus, do not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.
     (k) This Agreement has been duly authorized, executed and delivered by the Company.

     (l) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.
     (m) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required on the part of the Company or the subsidiaries in connection with the transactions contemplated herein, except such as have been obtained under the Securities Act and the applicable rules of the National Association of Securities Dealers, Inc., and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Underwriters in the manner contemplated herein and in the Prospectus.
     (n) Neither the issue and sale of the Shares nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the subsidiaries pursuant to, (i) the charter, by-laws or other organizational document of the Company or the subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or the subsidiaries is a party or bound or to which any of the Company’s or the subsidiaries’ property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or the subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or the subsidiaries or any of the Company’s or the subsidiaries’ properties, where, in the case of clause (ii) only, the consequence of any such violation or default, individually or in the aggregate, would have a material adverse effect on the condition (financial or otherwise), prospects, results of operations, business or properties of the Company and the subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.
     (o) No holders of securities of the Company have rights to the registration of such securities under the Registration Statement, other than those rights which have been waived.
     (p) The historical financial statements of the Company included in the Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company on a consolidated basis as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the caption “Part II — Item 6. — Selected Financial Data” in the 2006 10-K, which is incorporated by reference into the Prospectus and Registration Statement, fairly present, on the basis stated in the Prospectus and the Registration Statement, the information included therein.
     (q) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or the subsidiaries or the Company’s or the subsidiaries’ property is pending or, to the knowledge of the Company, threatened that (i) would have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) would have a material adverse effect on the condition (financial or otherwise), prospects, results of operations, business or properties of the Company and the subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).
     (r) The real and personal properties owned or leased by the Company and the subsidiaries are adequate in all material respects for the conduct of the Company’s and the subsidiaries’ businesses as described in the Registration Statement and the Prospectus.
     (s) Neither the Company nor the subsidiaries are in violation or default of (i) any provision of its charter, bylaws or other organizational document, (ii) other than as disclosed in or contemplated by the Prospectus, the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which the Company’s or the subsidiaries’ property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or the subsidiaries or the Company’s or the subsidiaries’ property, as applicable, where, in the case of clauses (ii) and (iii) only, the consequence of any such violation or default, individually or in the aggregate, would have a material adverse effect on the condition (financial or otherwise), prospects, results of operations, business or properties of the Company and the subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.
     (t) PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and delivered their report with respect to the audited financial statements included in the Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the Sarbanes Oxley Act of 2002 (the “Sarbanes Oxley Act”) and the rules and regulations of the Public Company Accounting Oversight Board.
     (u) There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company to the Underwriters of the Shares.
     (v) The Company has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file could not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, results of operations, business or properties of the Company and the subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business), except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto), and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as could not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, results of operations, business or properties of the Company and the subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).
     (w) No labor problem or dispute with the employees of the Company or the subsidiaries exists or, to the Company’s knowledge, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or the subsidiaries’ principal suppliers, contractors or customers, that could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, results of operations, business or properties of the Company and the subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).
     (x) The Company and the subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all material policies of insurance and fidelity or surety bonds insuring the Company or the subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and the subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no material claims by the Company or the subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and neither the Company nor the subsidiaries have any reason to believe that they will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their businesses at a cost that could not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, results of operations, business or properties of the Company and the subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).
     (y) The Company and the subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except for such licenses, certificates, permits and other authorizations the absence of which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, results of operations, business or properties of the Company and the subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto). Neither the Company nor the subsidiaries have received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit, the results of which proceeding could reasonably be expected, singly or in the aggregate, to have a material adverse effect on the condition (financial or otherwise), prospects, results of operations, business or properties of the Company and the subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).
     (z) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     (aa) The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.
     (bb) The Company and the subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability under any environmental law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability could not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the condition (financial or otherwise), prospects, results of operations, business or properties of the Company and the subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto). Neither the Company nor the subsidiaries have been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.
     (cc) The minimum funding standard under Section 302 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (“ERISA”), has been satisfied by each “pension plan” (as defined in Section 3(2) of ERISA) which has been established or maintained by the Company and the subsidiaries, and all “pension plans” maintained by the Company and the subsidiaries that are intended to be qualified under Section 401(a) of the Code have received determination letters of the Internal Revenue Service to the effect that such plans are so qualified, and to the knowledge of the Company, no facts exist that are reasonably likely to adversely effect the “qualified” status of any such plans; neither the Company nor the subsidiaries maintain or are required to contribute to a “welfare plan” (as defined in Section 3(1) of ERISA) which provides retiree or other post-employment welfare benefits or insurance coverage (other than “continuation coverage” (as defined in Section 602 of ERISA)); each pension plan and welfare plan established or maintained by the Company and the subsidiaries is in compliance in all material respects with the currently applicable provisions of ERISA; and neither the Company nor the subsidiaries have incurred or could reasonably be expected to incur any withdrawal liability under Section 4201 of ERISA, any liability under Section 4062, 4063, or 4064 of ERISA, or any other liability under Title IV of ERISA.

     (dd) There is and has been no failure on the part of the Company or the subsidiaries or, to the Company’s knowledge, any of the Company’s or the subsidiaries’ directors or officers, in their capacities as such, to comply in all material respects with any provision, to the extent effective, of the Sarbanes Oxley Act and the rules and regulations promulgated in connection therewith, including Section 402 related to loans, Section 404 related to internal control over financial reporting, and Sections 302 and 906 related to certifications.
     (ee) Neither the Company nor the subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or the subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, the subsidiaries and, to the knowledge of the Company, their affiliates have conducted their businesses in compliance with the FCPA.
          “FCPA” means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.
     (ff) Except as described in or contemplated by the Prospectus, the Company and the subsidiaries own, possess, license or have other rights to use, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s and the subsidiaries’ businesses as now conducted or as proposed in the Prospectus to be conducted (collectively, “Company Intellectual Property”). Except as set forth in the Prospectus or such as could not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the condition (financial or otherwise), prospects, results of operations, business or properties of the Company and the subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, (i) to the Company’s knowledge, there are no rights of third parties to any Company Intellectual Property other than the retained rights of licensors with respect to licensed Company Intellectual Property; (ii) to the Company’s knowledge, there is no infringement by third parties of any Company Intellectual Property; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any Company Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any Company Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (v) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any Intellectual Property of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim; (vi) to the Company’s knowledge, there is no U.S. patent or published U.S. patent application which contains claims that dominate, or, with respect to such published patent applications, that may dominate if issued, any Company Intellectual Property or that interferes with the issued or pending claims of any Company Intellectual Property; and (vii) there is no prior art of which the Company is aware that could reasonably be expected to render any U.S. patent held by the Company invalid or any U.S. patent application held by the Company unpatentable which has not been disclosed to the U.S. Patent and Trademark Office.
     (gg) The Company and each of the subsidiaries has filed with the U.S. Food and Drug Administration (the “FDA”) and all other applicable foreign, state and local regulatory bodies for, and received approval of, all registrations, applications, licenses, requests for exemptions, permits and other regulatory authorizations material to the conduct of their businesses as now conducted; the Company and each of the subsidiaries is in compliance in all material respects with all such registrations, applications, licenses, requests for exemptions, permits and other regulatory authorizations, and all applicable FDA, foreign, state and local rules and regulations; and the Company has no reason to believe that any party granting any such registration, application, license, request for exemption, permit or other authorization is considering limiting, suspending or revoking the same in any material respect.
     (hh) Each of the human clinical trials, animal studies and other preclinical tests conducted by the Company or the subsidiaries, or in which the Company or the subsidiaries has participated, that are described in the Registration Statement or the Prospectus or the results of which are referred to in the Registration Statement or the Prospectus, and such studies and tests conducted on behalf of the Company or the subsidiaries, were and, if still pending, are being conducted in all material respects (i) in accordance with experimental protocols, procedures and controls generally used by qualified experts in the preclinical or clinical study of products comparable to those being developed by the Company and (ii) in compliance with all applicable current Good Laboratory and Good Clinical Practices; the descriptions of the results of such studies, tests and trials contained in the Registration Statement and the Prospectus are accurate and complete in all material respects, and the Company has no knowledge of any other trials, studies or tests, the results of which reasonably call into question the results described or referred to in the Registration Statement and the Prospectus; other than as described in or contemplated by the Prospectus, neither the Company nor the subsidiaries have received any notices or correspondence from the FDA or any other governmental agency requiring the termination, suspension or modification (other than such suspensions as have been lifted or such modifications as have been complied with) of any animal studies, preclinical tests or clinical trials conducted by or on behalf of the Company or the subsidiaries or in which the Company or the subsidiaries have participated that are described in the Registration Statement or the Prospectus or the results of which are referred to in the Registration Statement or the Prospectus.
     (ii) No transaction has occurred between or among the Company and any of its officers or directors or five percent stockholders or any affiliate or affiliates of any such officer or director or five percent stockholders that is required to be described in and is not described in the Registration Statement, the Statutory Prospectus and the Prospectus.
     (jj) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), which: (i) are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and its principal financial officer by others within the Company, particularly during the periods in which the periodic reports required under the Exchange Act are required to be prepared; (ii) provide for the periodic evaluation of the effectiveness of such disclosure controls and procedures at the end of the periods in which the periodic reports are required to be prepared; and (iii) are effective in all material respects to perform the functions for which they were established.
     (kk) The Company’s independent auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) any significant deficiency in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data; or (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls.
Any certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Shares shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.
          Conditions of the Underwriters’ Obligations. The obligations of the Underwriters under this Agreement are several and not joint. The respective obligations of the Underwriters to purchase the Shares are subject to each of the following terms and conditions:
     (a) The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a) of this Agreement and any material required to be filed by the Company pursuant to Rule 433(d) of the Rules shall have been timely filed with the Commission in accordance with such rule.
     (b) No order preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any “free writing prospectus” (as defined in Rule 405 of the Rules), shall have been or shall be in effect and no order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the Commission, and any requests for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Commission and the Representatives. If the Company has elected to rely upon Rule 430A, Rule 430A information previously omitted from the effective Registration Statement pursuant to Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) within the prescribed time period and the Company shall have provided evidence reasonably satisfactory to the Underwriters of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A.
     (c) The Company shall have requested and caused Dewey Ballantine LLP, counsel for the Company, to have furnished to the Underwriters their opinion, dated the Firm Shares Closing Date and any Option Shares Closing Date, and addressed to the Underwriters, to the effect that:
(i)	the Company has been duly incorporated under the DGCL, and the LLC has been duly formed under the Delaware Limited Liability Company Act, and each of them is validly existing and in good standing under the laws of the State of Delaware, with full corporate (in the case of the Company) or limited liability company (in the case of the LLC) power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation, and the LLC is duly qualified to do business as a foreign limited liability company, and each of them is in good standing, in each case under the laws of the State of New York;

(ii)	the Company’s authorized capital stock is as set forth in the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus; the Shares have been duly and validly authorized, and, when issued and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be fully paid and nonassessable; the Company has complied in all material respects with the published rules of the NASDAQ Stock Market, Inc. regarding the issuance of additional shares as such rules relate to the issuance of the Shares (except that the Company provided notice of listing of additional shares relating to the Shares pursuant to Nasdaq Marketplace Rule 4310(c)(17)(D) six days prior to issuance), and upon official notice of issuance, the Shares will be duly listed on the Nasdaq Global Market; the certificates for the Shares comply in all material respects with the requirements of the DGCL; and the holders of outstanding shares of capital stock of the Company are not entitled, in connection with the issuance of the Shares, to any preemptive rights to subscribe for Shares pursuant to the DGCL or the Certificate of Incorporation or the By-Laws, or any agreement filed as an exhibit to the Registration Statement or any document incorporated by reference therein;

(iii)	to our knowledge (A) there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, the LLC, Progenics Pharmaceuticals Nevada, Inc., a Nevada corporation, Progenics Life Sciences Ltd, a private limited company incorporated under the laws of England, and Excelsior Life Sciences Ireland Limited, a company limited by shares incorporated under the laws of Ireland (together with the LLC and Progenics Nevada, the “Subsidiaries”), or the Company’s or any of the Subsidiaries’ property of a character required by Item 103 of Regulation S-K promulgated under the Securities Act to be disclosed in the Registration Statement which is not disclosed in the Prospectus as required and (B) there is no contract or other document of a character required by the Securities Act to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required;

(iv)	the Registration Statement has become effective under the Securities Act; any required filing of the Prospectus, and supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened; and the Registration Statement and the Prospectus and all documents incorporated by reference in the Registration Statement and the Prospectus (other than the financial statements and schedules and other financial, accounting and statistical information contained therein, as to which such counsel expresses no opinion) comply or, with respect to the documents incorporated by reference, when such documents became effective or were filed with the Commission, complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act;

(v)	this Underwriting Agreement has been duly authorized, executed and delivered by the Company;

(vi)	the Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended;

(vii)	no consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Securities Act and such as may be required under the blue sky laws of any jurisdiction, or by the National Association of Securities

Dealers Inc. with respect to the underwriting arrangements, in connection with the purchase and distribution of the Shares by the Underwriters in the manner contemplated in this Agreement and in the Prospectus and such other approvals as have been obtained;

(viii)	neither the issue and sale of the Shares, nor the consummation of any other of the transactions contemplated by the Underwriting Agreement, nor the fulfillment of the terms thereof, will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the LLC pursuant to, (1) the Certificate of Incorporation, the By-Laws, the Certificate of Formation or the LLC Agreement, (2) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument filed as an exhibit to the Registration Statement or any document incorporated by reference therein, or (3) any statute, law, rule or regulation applicable to the Company or the LLC, or any judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or the LLC or any of the Company’s or the LLC’s properties known to us to be applicable to the Company or the LLC; and

(ix)	no holders of securities of the Company have rights to the inclusion of such securities in the offering pursuant to the terms of any agreement filed as an exhibit to the Registration Statement or any document incorporated by reference therein, other than those rights which have been waived.
In addition, such counsel shall state as follows: Such counsel has not undertaken to determine independently, and therefore does not assume any responsibility explicitly or implicitly for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Base Prospectus or the Prospectus (except to the extent set forth in paragraph (ii) above). Such counsel has, however, participated in conferences with officers of the Company, representatives of the Underwriters, representatives of counsel to the Underwriters and representatives of the Company’s independent auditors during which conferences the contents of the Registration Statement, the Base Prospectus and the Prospectus were reviewed and discussed. Based upon and subject to the foregoing, nothing has come to such counsel’s attention that causes such counsel to believe that (a) any part of the Registration Statement, when such part is considered to have become effective as to the underwriters pursuant to Section 11(d) of the Act and Rule 430B promulgated thereunder, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) the Base Prospectus, at the Applicable Time, when taken together with the pricing information, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (c) that the Prospectus, as of its date or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except, in each case, as to the financial statements and the notes thereto and the schedules and other financial and accounting data, and the statistical data derived therefrom, included therein, as to all of which such counsel expresses no view).
In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of New York or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Prospectus in this paragraph (c) shall also include any supplements thereto at the respective Closing Date.
     (d) The Company shall have requested and caused Cooper & Dunham LLP, patent counsel for the Company, to have furnished to the Underwriters their opinion, dated the Firm Shares Closing Date and any Option Shares Closing Date and addressed to the Underwriters, to the effect that such counsel is familiar with the technology used by the Company in its business and has read the portions of the Registration Statement and the Prospectus headed “Risk Factors — We are dependent upon our patents and other intellectual property rights. The validity, enforceability and commercial value of these rights are highly uncertain,” and in the 2006 10-K under the headings “Part I — Item 1. Business — Licenses” and “- Patents and Proprietary Technology” (collectively, the “Technology Portion”), and that, except to the extent that the following opinions relate to the methylnaltrexone technology and products of the Company, and the PSMA technology, as to which such counsel provides no opinion:
(i)	such counsel has no knowledge of any facts that would preclude the Company from having clear title to the Company’s patents or patent applications referenced in the Technology Portion. To such counsel’s knowledge, the Company does not lack and will not be unable to obtain any rights or licenses to use any patent or know-how necessary to conduct the business now conducted or proposed to be conducted by the Company as described in the Prospectus, including but not limited to the Company’s business relating to HIV receptor technology and products (except with respect to the Columbia License Agreement and the Columbia Licensed Patents, as to which such counsel need express no opinion). To such counsel’s knowledge, the Company has not received any notice of infringement or of conflict with asserted rights of others insofar as any patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses or know-how, proprietary techniques, including processes and substances, and other similar rights and proprietary knowledge (except with respect to the Columbia License Agreement and the Columbia Licensed Patents, as to which such counsel need express no opinion) which could result in a material adverse effect on the condition (financial or otherwise), prospects, earning, business or properties of the Company and the subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto). Such counsel is not aware of any issued patents of others (except with respect to the Columbia License Agreement and the Columbia Licensed Patents, as to which such counsel need express no opinion) that are infringed by specific products or processes of the Company, as described in the Prospectus, in such manner as to materially and adversely affect the Company;

(ii)	to such counsel’s knowledge, there are no legal or governmental proceedings pending relating to trade secrets, trademarks, service marks or other proprietary information or materials of the Company or the subsidiaries (except with respect to the Columbia License Agreement and the Columbia Licensed Patents, as to which such counsel need express no opinion), other than review of pending applications for patents, and to such counsel’s knowledge no such proceedings are threatened or contemplated by governmental authorities or others;

(iii)	such counsel does not know of any material contracts or other material documents relating to the Company’s proprietary information (except with respect to the Columbia License Agreement and the Columbia Licensed Patents, as to which such counsel need express no opinion), other than those filed as exhibits to the Registration Statement, the 2006 10-K; and

(iv)	the statements in the Technology Portion (except with respect to those statements that describe the Columbia License Agreement and the Columbia Licensed Patents, as to which such counsel need express no opinion), insofar as such statements constitute a summary of documents referred to therein or matters of law, are accurate summaries and fairly and correctly present, in all material respects, the information called for with respect to such documents and matters, and such counsel has no reason to believe that the statements therein are untrue or that there is an omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Such counsel may rely on representations of the Company with respect to the factual matters contained in such statements, provided that such counsel shall state that nothing has come to the attention of such counsel that leads them to believe that such representations are not true and correct in all material respects.

     (e) The Company shall have requested and caused Wolf, Greenfield & Sacks, P.C., special patent counsel for the Company, to have furnished to the Underwriters their opinion dated the Firm Shares Closing Date and any Option Shares Closing Date and addressed to the Underwriters, to the effect that such counsel is familiar with the Company’s methylnaltrexone technology and products, and its products based on PSMA technology licensed from Sloan-Kettering and has read the Technology Portion, and that, solely with respect to the Company’s methylnaltrexone technology and products (“MNTX Products”), and its PSMA technology licensed from Sloan-Kettering:
(i)	to such counsel’s knowledge, the Company does not lack and will not be unable to obtain any rights or licenses to use any patent or know-how necessary to make, use, import, offer for sale and sell the Company’s MNTX Products described in the Prospectus and as presently used by the Company or as proposed to be used and sold by the Company as described in the Prospectus. To such counsel’s knowledge, the Company has not received any notice of infringement or of conflict with asserted rights of others with respect to any patents, patent applications, licenses or know-how, proprietary techniques, including processes and substances, and other similar rights and proprietary knowledge that could result in a material adverse effect on the condition (financial or otherwise), prospects, earning, business or properties of the Company and the subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto). Such counsel is not aware of any patents of others that are not licensed by the Company and that are infringed by the Company as a result of the Company’s making, using, importing, offering for sale or selling its MNTX Products;

(ii)	to such counsel’s knowledge, neither the Company nor the subsidiaries has received any notice of infringement or of conflict with asserted rights of others with respect to any patents, patent applications, licenses or know-how, proprietary techniques, including processes and substances, and other similar rights and proprietary knowledge in the field of using PSMA for the treatment of disease that could result in a material adverse effect on the condition (financial or otherwise), prospects, earning, business or properties of the Company and the subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto);

(iii)	to such counsel’s knowledge, there are no legal or governmental proceedings pending relating to proprietary information or materials of the Company, other than review of pending applications for patents, and to such counsel’s knowledge no such proceedings are threatened or contemplated by governmental authorities or others; and

(iv)	the statements in the Technology Portion, insofar as such statements constitute a summary of patents or of law, are accurate summaries and fairly and correctly present, in all material respects, the information called for with respect to such matters and such counsel has no reason to believe that the statements therein are untrue or that there is an omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however that such counsel may rely on representations of the Company and the subsidiaries with respect to the factual matters contained in such statements, provided that such counsel shall state that nothing has come to the attention of such counsel which leads them to believe that such representations are not true and correct in all material respects.
     (f) The Underwriters shall have received from Wilmer Cutler Pickering Hale and Dorr LLP, counsel for the Underwriters, such opinion or opinions, dated the Firm Shares Closing

Date and any Option Shares Closing Date and addressed to the Underwriters, with respect to the issuance and sale of the Shares, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
     (g) The Company shall have requested and caused PricewaterhouseCoopers LLP to have furnished to the Underwriters, at the time of execution of this Agreement and the Firm Shares Closing Date and any Option Shares Closing Date, letters in accordance with Statement on Accounting Standards No. 72, dated respectively at the time of execution of this Agreement and as of the Firm Shares Closing Date and any Option Shares Closing Date, in form and substance satisfactory to the Underwriters, to the effect that:
(i)	they are an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the Exchange Act and the respective applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) thereunder;

(ii)	in their opinion, the audited consolidated financial statements incorporated by reference in the Registration Statement and the Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the related rules and regulations adopted by the Commission;

(iii)	on the basis of procedures (but not an audit in accordance with generally accepted auditing standards) consisting of:
(1)	reading the minutes of the meetings of the stockholders, directors and executive and audit committees of the Company since December 31, 2006 as set forth in the minute books through a specified date not more than five business days prior to the date of delivery of such letter;

(2)	performing the procedures specified by the PCAOB for a review of interim financial information as described in Statement on Auditing Standards No. 100, Interim Financial Information, on the unaudited condensed consolidated financial statements of the Company incorporated by references in the Registration Statement and the Prospectus; and

(3)	making inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company as to transactions and events subsequent to December 31, 2006;
nothing came to their attention which caused them to believe that:
(A)	any unaudited financial statements incorporated by reference in the Registration Statement and the Prospectus do not comply as to form in all material respects with applicable accounting requirements of the Securities Act and with the related rules and regulations adopted by the Commission with respect to financial statements included in quarterly reports on Form 10-Q under the Exchange Act;

(B)	any material modifications should be made to said unaudited condensed consolidated financial statements for them to be in conformity with generally accepted accounting principles incorporated by reference in the Registration Statement and the Prospectus;

(C)	with respect to the period subsequent to June 30, 2007, there were any changes, at a specified date not more than five business days prior to the date of delivery of such letter, in the capital stock of the Company, or increases in long-term debt of the Company as compared with the amounts shown on the June 30, 2007 balance sheet incorporated by reference in the Registration Statement and the Prospectus, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Underwriters.
(iv)	Such letter shall also state that they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company) set forth in under the captions “Summary Financial Data,” “Risk Factors,” “Capitalization,” and “Dilution,” in the Prospectus, the information included or incorporated by reference in Items 1, 1A, 6, 7, 7A and 12 of the Company’s Annual Report on Form 10-K, incorporated by reference in the Registration Statement and the Prospectus, and the information included in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included or incorporated by reference in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2007, incorporated by reference in the Registration Statement and the Prospectus, agrees with the accounting records of the Company, excluding any questions of legal interpretation.

References to the Prospectus in this paragraph (g) include any supplement thereto at the date of the letter.
     (h) The Company shall have requested and caused Kummer Kaempfer Bonner Renshaw & Ferrario, Nevada counsel for the Company, to have furnished to the Underwriters their opinion, dated the Firm Shares Closing Date and any Option Shares Closing Date, and addressed to the Underwriters, to the effect that:
(i)	Progenics Pharmaceuticals Nevada, Inc. is validly existing as a corporation in good standing under the laws of the State of Nevada and has the corporate power and authority to carry on its business and to own, lease and operate its properties.

(ii)	The authorized capital stock of Progenics Pharmaceuticals Nevada, Inc. consists of 100 shares of common stock, $0.001 par value per share, 100 of which are outstanding. All the outstanding shares of capital stock of Progenics Pharmaceuticals Nevada, Inc. have been duly authorized and are validly issued, fully paid and non-assessable and are owned of record by Progenics Pharmaceuticals, Inc.
     (i) The Company shall have requested and caused José Truzman, Associate General Counsel of the Company, to have furnished to the Underwriters an opinion, dated the Firm Shares Closing Date and any Option Shares Closing Date, and addressed to the Underwriters, to the effect that:
(i)	The Company’s outstanding shares of Common Stock issued after September 19, 2005 have been duly and validly authorized and issued and are fully paid and nonassessable.

     (j) The Company shall have furnished to the Underwriters a certificate of the Company, signed by the Chief Executive Officer and the Chief Financial Officer of the Company, acting solely in their capacities as such, dated the Firm Shares Closing Date and any Option Shares Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Statutory Prospectus, the General Disclosure Package and the Prospectus (and any amendment or supplement thereto) and this Agreement and that:
(i)	the representations and warranties of the Company in this Agreement are true and correct on and as of the Firm Shares Closing Date or the Option Shares Closing Date, as the case may be, with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Firm Shares Closing Date or the Option Shares Closing Date, as the case may be;

(ii)	no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened;

(iii)	since the date of the most recent financial statements included or incorporated by reference in the Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, results of operations, business or properties of the Company and the subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto); and

(iv)	the Company owns one hundred percent (100%) of the outstanding membership interests of the LLC.
     (k) Since the respective dates as of which information is given in the Registration Statement, the Statutory Prospectus, the General Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (g) of this Section 3 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, business or properties of the Company and the subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated by the Registration Statement, the Statutory Prospectus, the General Disclosure Package or the Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Underwriters, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by Registration Statement, the Statutory Prospectus, the General Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).
     (l) Prior to each Closing Date, the Company shall have furnished to the Underwriters such further information, certificates and documents as the Underwriters may reasonably request.
     (m) The Shares shall have been approved for listing on the NASDAQ Global Market, subject only to official notice of issuance, and reasonably satisfactory evidence of such actions shall have been provided to the Underwriters.

     (n) Prior to the Firm Shares Closing Date, the Representatives shall have received copies of the Lock-up Agreements executed by each entity or person listed on Schedule II hereto.
If any of the conditions specified in this Section 3 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, any Closing Date by the Underwriters. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.
The documents required to be delivered by this Section 3 shall be delivered at the office of Wilmer Cutler Pickering Hale and Dorr LLP, counsel for the Underwriters, at 60 State Street, Boston, Massachusetts 02109, on each Closing Date.
          Covenants and other Agreements of the Company and the Underwriters. The Company covenants and agrees as follows:
     (a) The Company will use its best efforts to cause the Registration Statement, if not effective at the time of execution of this Agreement, and any amendments thereto, to become effective as promptly as possible. The Company shall prepare the Prospectus in a form approved by the Representatives and file such Prospectus pursuant to Rule 424(b) under the Securities Act within the time period prescribed. The Company will file with the Commission all Issuer Free Writing Prospectuses in the time and manner required under Rule 433(d).
     (b) The Company shall promptly advise the Representatives in writing (i) when any post-effective amendment to the Registration Statement shall have become effective or any supplement to the Prospectus shall have been filed, (ii) of any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or any “free writing prospectus”, as defined in Rule 405 of the Rules, or the institution or threatening of any proceeding for that purpose and (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company shall not file any amendment of the Registration Statement or supplement to the Prospectus or any Issuer Free Writing Prospectus unless the Company has furnished the Representatives a copy for its review prior to filing and shall not file any such proposed amendment or supplement to which the Representatives reasonably object. The Company shall use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.
     (c) If, at any time when a prospectus relating to the Shares (or, in lieu thereof, the notice referred to in Rule 173(a) of the Rules) is required to be delivered under the Securities Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Securities Act or the Rules, the Company promptly shall prepare and file with the Commission, subject to the second sentence of paragraph (b) of this Section 4, an amendment or supplement which shall correct such statement or omission or an amendment which shall effect such compliance.
          (d) If at any time following issuance of an Issuer Free Writing Prospectus there occurs an event or development as a result of which such Issuer Free Writing Prospectus would conflict with the information contained in the Registration Statement or would include an untrue statement of a material fact or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances prevailing at the subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
          (e) The Company shall make generally available to its security holders and to the Representatives as soon as practicable, but not later than 45 days after the end of the 12-month period beginning at the end of the fiscal quarter of the Company during which the Effective Date occurs (or 90 days if such 12-month period coincides with the Company’s fiscal year), an earning statement (which need not be audited) of the Company, covering such 12-month period, which shall satisfy the provisions of Section 11(a) of the Securities Act or Rule 158 of the Rules.
          (f) Upon request, the Company shall furnish to the Representatives and counsel for the Underwriters, without charge a copy of the Registration Statement (including exhibits thereto) and all amendments thereof and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act or the Rules, as many copies of any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and any amendments thereof and supplements thereto as the Representatives may reasonably request. If applicable, the copies of the Registration Statement, preliminary prospectus, any Issuer Free Writing Prospectus and Prospectus and each amendment and supplement thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
          (g) The Company shall cooperate in all reasonable respects with the Representatives and their counsel in endeavoring to qualify the Shares for offer and sale in connection with the offering under the laws of such jurisdictions as the Representatives may designate and shall maintain such qualifications in effect so long as required for the distribution of the Shares; provided, however, that the Company shall not be required in connection therewith, as a condition thereof, to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation as doing business in any jurisdiction.
          (h) The Company, during the period when the Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules) is required to be delivered under the Securities Act and the Rules or the Exchange Act, will file all reports and other documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act and the regulations promulgated thereunder.
          (i) The Company will not, without the prior written consent of UBS Securities LLC, offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock, or publicly announce an intention to effect any such transaction, for a period of 60 days after the date of the Underwriting Agreement (the “Lock-Up Period”), provided, however, that (i) the Company may issue and sell Common Stock or issue stock options pursuant to any employee stock option or equity incentive plan, employee stock purchase plan, stock ownership plan or dividend reinvestment plan of the Company; (ii) the Company may issue Common Stock issuable upon the conversion of securities or the exercise of options and warrants outstanding at the time of execution of this Agreement; (iii) the Company may issue or sell securities, or enter into options, warrants or other agreements providing for the issuance or sale of securities, to a strategic partner or in connection with a strategic collaboration, joint venture, licensing arrangement or other similar corporate transaction, provided that such strategic partner, collaborator, joint venture partner, licensee or licensor agrees to be bound to the same extent as the Company by the terms of this paragraph 4(i) (excluding the exceptions set forth in (i), (ii) and (iii) hereof); (iv) the Company may file registration statements on Form S-8 relating to shares of common stock which may be issued pursuant to any employee stock option or stock purchase plan of the Company and (v) the Company may file a registration statement on Form S-3 for a shelf registration of shares of common stock pursuant to Rule 415 promulgated under the Securities Act. If (x) during the last 17 days of the Lock-Up Period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (y) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 60-day period; the restrictions imposed in this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event; provided, however, that this sentence shall not apply if the research published or distributed on the Company is compliant under Rule 139 of the Securities Act and the Company’s securities are actively traded as defined in Rule 101(c)(1) of Regulation M of the Exchange Act.
          (j) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.
               Reimbursement of Underwriters’ Expenses. If the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 3 hereof is not satisfied, because of any termination pursuant to Section 8 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by them in connection with the proposed purchase and sale of the Shares.

               Indemnification and Contribution.
          (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained any preliminary prospectus, the Registration Statement, the Statutory Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any “issuer-information” filed or required to be filed pursuant to Rule 433(d) of the Rules, any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information relating to the Underwriters furnished to the Company by or on behalf of any Underwriter specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.
          (b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page regarding delivery of the Shares and, under the heading “Underwriting,” (i) the list of Underwriters and their respective participation in the sale of the Shares and (ii) the fourth, fifth, sixth, twelfth, thirteenth, fourteenth, fifteenth, sixteenth and seventeenth paragraphs, in any Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus or the Prospectus.
          (c) Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel, if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.
          (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 6 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Shares; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Shares) be responsible for any amount in excess of the underwriting discount or commission applicable to the Shares purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each person who controls an Underwriter within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).
               Default by an Underwriter. If, on the Firm Shares Closing Date or any Option Shares Closing Date, as the case may be, any one or more Underwriters shall fail to purchase and pay for any of the Shares agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Shares set forth opposite their names in Schedule I hereto bears to the aggregate amount of Shares set forth opposite the names of all the remaining Underwriters) the Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Shares set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Shares, and if such nondefaulting Underwriters do not purchase all the Shares, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 7, the Firm Shares Closing Date or any Option Shares Closing Date, as the case may be, shall be postponed for such period, not exceeding five Business Days, as the Underwriters shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.
               Termination. This Agreement shall be subject to termination in the absolute discretion of the Underwriters, by notice given to the Company prior to delivery of and payment for the Shares to be purchased on a Closing Date, if at any time prior to such time (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the NASDAQ Global Market, (ii) trading in securities generally on the New York Stock Exchange or the NASDAQ Global Market shall have been suspended or limited or minimum prices shall have been established on such Exchange or the NASDAQ Global Market, (iii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Underwriters, impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Prospectus (exclusive of any supplement thereto).
               Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company and its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 6 hereof, and will survive delivery of and payment for the Shares. The provisions of Sections 5 and 6 hereof shall survive the termination or cancellation of this Agreement.
               Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriters, will be mailed, delivered or telefaxed to UBS Securities LLC, Syndicate Department, facsimile number 212-821-4998 and confirmed to Legal Department, UBS Securities LLC at 299 Park Avenue, New York, New York 10171; or, if sent to the Company, will be mailed, delivered or telefaxed to (914) 789-2817 and confirmed to it at Progenics Pharmaceuticals, Inc., 777 Old Saw Mill River Road, Tarrytown, New York 10591, attention of the Legal Department.
               Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 6 hereof, and no other person will have any right or obligation hereunder.
               No Fiduciary Relationship. The Company hereby acknowledges that the Underwriters are acting solely as underwriters in connection with the purchase and sale of the Shares. The Company further acknowledges that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Company, its management, stockholders or creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the purchase and sale of the Shares, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Underwriters to the Company regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Shares, do not constitute advice or recommendations to the Company. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.
               Applicable Law and Jurisdiction. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.
               Except as set forth below, no claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any claim arising out of or in any way relating to this Agreement is brought by any third party against UBS Securities LLC, CIBC World Markets Corp., Morgan Stanley & Co. Incorporated or any indemnified party. Each of UBS Securities LLC, CIBC World Markets Corp., Morgan Stanley & Co. Incorporated and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to the jurisdiction of which the Company is or may be subject, by suit upon such judgment.
               Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.
               Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.
*****
               Please confirm that the foregoing correctly sets forth the agreement among us.

Very truly yours,

PROGENICS PHARMACEUTICALS, INC.

By	/s/ Paul J. Maddon, M.D., Ph.D

	Title:	Paul J. Maddon, M.D., Ph.D.
Chief Executive Officer and
Chief Science Officer

Confirmed:
UBS SECURITIES LLC
CIBC WORLD MARKETS CORP.
MORGAN STANLEY & CO. INCORPORATED

By:	UBS SECURITIES LLC

By	/s/ Sage Kelly Title: Managing Director

By:	UBS SECURITIES LLC

By	/s/ Dustin Tyner Title: Director

By:	CIBC WORLD MARKETS CORP.

By	/s Andrew MacInnes Title: Managing Director, Head of Equity
Capital Markets

By:	MORGAN STANLEY & CO. INCORPORATED

By	/s Carl D. Levin Title: Vice President

SCHEDULE I

Number of
Firm Shares
to be Purchased
from the
Name	Company
UBS Securities LLC	866,667
CIBC World Markets Corp.	866,667
Morgan Stanley & Co. Incorporated	866,666

Total	2,600,000

SCHEDULE II
Lock-up Signatories
Directors
Charles Baker
Kurt Briner
Mark F. Dalton
Stephen P. Goff
Paul F. Jacobson
Paul Maddon
David Scheinberg
Nicole Williams
Executive Officers
Mark Baker
Thomas A. Boyd
Robert J. Israel
Alton B. Kremer
Robert A. McKinney
William Olson
Stockholders
Paul Tudor Jones II
Tudor BVI Global Portfolio Ltd.
Tudor Arbitrage Partners L.P.
Tudor Proprietary Trading LLC
Tudor Global Trading LLC
Tudor Investment Corporation

SCHEDULE III
Issuer Free Writing Prospectuses
None.

SCHEDULE IV

Issuer:	Progenics Pharmaceuticals Inc.
Symbol:	NASDAQ/PGNX
Size:	$60,190,000
Shares offered (all primary):	2,600,000 Shares
Greenshoe (all primary):	Option to purchase an additional 390,000 Shares
Public Offering Price:	$23.15
Trade date:	September 19, 2007
Closing date:	September 25, 2007
CUSIP	743187 10 6
Underwriters:	UBS Securities LLC
CIBC World Markets Corp.
Morgan Stanley & Co. Incorporated
A copy of the final prospectus supplement and related prospectus concerning this offering may be obtained from UBS Securities LLC, Prospectus Department, 299 Park Avenue, New York, NY 10171.

Exhibit A
FORM OF LOCK-UP AGREEMENT
(Each of Paul F. Jacobson, Paul Maddon, Paul Tudor Jones II, Tudor BVI Portfolio Ltd., Tudor Arbitrage Partners L.P., Tudor Proprietary Trading LLC and Tudor Global Trading LLC have signed forms substantially similar to the attached)
September [       ], 2007
UBS Securities LLC
299 Park Avenue
New York, New York 10171
CIBC World Markets Corp.
300 Madison Avenue
New York, New York 10017
Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036
Ladies and Gentlemen:
               This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), between Progenics Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and each of you as Underwriters named therein, relating to an underwritten public offering of Common Stock, $0.0013 par value (the “Common Stock”), of the Company.
               In order to induce you to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of UBS Securities LLC, offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period of 60 days after the date of the Underwriting Agreement (the “Lock-up Period”), other than shares of Common Stock disposed of (a) pursuant to a written plan for trading securities that is designed to satisfy the requirements of Rule 10b5-1 promulgated under the Exchange Act and is existing on the date hereof or (b) as a bona fide gift or to a trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, provided that the recipient of such gift or such trust agrees to be bound by the terms of this agreement, and provided further that prior written notice of any such disposition (which notice shall include the number of shares being disposed of and the identity of the recipient) is given to UBS Securities LLC.
               If (x) during the last 17 days of the Lock-Up Period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (y) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 60-day period; the restrictions imposed in this letter shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event; provided, however, that this sentence shall not apply if the research published or distributed on the Company is compliant under Rule 139 of the Securities Act of 1933, as amended, and the Company’s securities are actively traded as defined in Rule 101(c)(1) of Regulation M of the Exchange Act.
[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

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               The agreement set forth above shall terminate and be of no further force and effect in the event that the Underwriting Agreement has not been entered into on or before October 19, 2007. In addition, if for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

Yours very truly,

Name:

Address:

4